Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-185926) of Tesoro Logistics LP,
(2) Registration Statement (Form S-3 No. 333-181592) of Tesoro Logistics LP,
(3) Registration Statement (Form S-8 No. 333-173807) pertaining to the Tesoro Logistics LP 2011 Long-Term Incentive Plan;
of our reports dated February 28, 2013, with respect to the combined consolidated financial statements of Tesoro Logistics LP and the effectiveness of internal controls over financial reporting of Tesoro Logistics LP included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

San Antonio, Texas
February 28, 2013